                                                                    Exhibit 10.5

                           EXCLUSIVE LICENSE AGREEMENT

                                     between

NOVO NORDISK A/S, Novo Alle, 2880 Bagsvaerd, Denmark - Danish company identification number CVR 24 25 67 90 (hereinafter referred to as "NOVO NORDISK")

                                       and

AMICUS THERAPEUTICS, Inc., 675 U.S. Highway One, North Brunswick, NJ 08902, USA (hereinafter referred to as "AMICUS THERAPEUTICS").

Hereinafter individually referred to as "Party" and collectively as "Parties";

                                   WITNESSETH:

WHEREAS, AMICUS THERAPEUTICS is involved in development of small molecule enzyme chaperones for treatment of genetic and metabolic diseases;

WHEREAS, NOVO NORDISK is the owner of certain Intellectual Property Rights relating to glycogen phosphorylase inhibitors, its use and in particular patent rights relating to a specific glycogen phosphorylase inhibitor NN4201;

WHEREAS, NOVO NORDISK wishes to license to AMICUS THERAPEUTICS such Intellectual Property Rights; and

WHEREAS, AMICUS THERAPEUTICS wishes to acquire a license to such Intellectual Property Rights from NOVO NORDISK;

NOW, THEREFORE, the Parties agree as follows:

1.   BACKGROUND

1.1 As of the Effective Date and upon the terms and subject to the conditions of this Agreement, NOVO NORDISK agrees to grant to AMICUS THERAPEUTICS, and AMICUS THERAPEUTICS agrees to acquire from NOVO NORDISK, a license to the Intellectual Property Rights (as further defined in Article 2.1.9 below), free of any and all security interests, options or other third party rights (including but not limited to rights of pre-emption and royalties) of any nature what so ever.

2.   DEFINITIONS

2.1 For the purpose of this Agreement, the following terms shall have the following meanings in this Exclusive License Agreement and its appendices:

     2.1.1 "Affiliate" means any company, corporation, or other business entity which controls, is controlled by, or is under common control with, a Party hereto.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL
      TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          "Control," including the terms "controlled by" or "under common control with," shall mean (a) in the case of corporate entities, direct or indirect ownership of stock or shares having the power to elect a majority of directors or similar body which governs the affairs of such corporate entity; and b) in the case of non-corporate entities, direct or indirect ownership of equity interest with the power to direct the management and policies of such non-corporate entities.

     2.1.2 "Agreement" shall mean this Exclusive License Agreement including its appendices.

     2.1.3 "Analogue" shall mean any chemical structure that is a structural homolog to, or derived from, the Compound and is covered by NOVO NORDISK Intellectual Property Rights.

     2.1.4 "Annual Net Sales" means the gross invoice price of the Licensed Product per year sold by AMICUS THERAPEUTICS, its Affiliates or sublicensees to independent Third Party customers in bona fide arms-length transactions, less the following deductions:

          (a)  trade, cash and/or quantity discounts actually taken;

          (b) sales taxes, use taxes, tariffs, customs duties and value added or other taxes;

          (c)  Outbound transportation prepaid or allowed;

          (d) refunds, rebates, allowances, credits or returns, including amounts repaid or credited by reason of rejections, return of goods or retroactive price reductions.

          For Annual Net Sales of a Licensed Product sold or supplied as a Combination, the Annual Net Sales of such a Combination in a country shall be determined as follows:

          A) by multiplying the Annual Net Sales of the Combination by the fraction A/(A+B), where A is the invoice price of the Licensed Product in that country if sold separately and B is the total invoice price of any other active component or components in the Combination in that country if sold separately; or If the Licensed Product and the other active component or components in the Combination are not sold separately, the Annual Net Sales, for purposes of determining royalties on the Combination, will be calculated by multiplying the Annual Net Sales of the Combination by the fraction determined by mutual agreement of the Parties, that reflects the relative contribution in value that the Licensed Product contained in the Combination makes to the total value of such Combination to the end user.; and

          B) if the Licensed Product contained in the Combination is not sold in that country in a vial, the Parties shall negotiate in good faith the value of the cartridge or prefilled device and/or other biologically active pharmaceutical(s) to be deducted from the Annual Net Sales of the Combination.

     2.1.5 "Combination" means A) where a Licensed Product is sold or supplied as a pharmaceutical product containing, in addition to the Licensed Product, one or more biologically active pharmaceuticals which are not a Licensed

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL
      TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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          Product, and/or B) where the Licensed Product is sold or supplied incorporated in a cartridge or prefilled device.

     2.1.6 "Compound" shall refer specifically to the compound identified as NNC 42-1001 or NN4201 having the systematic name (2R, 3R, 4R)-2-hydroxymethyl-pyrrolidine-3,4-diol. The IUPAC name for the tartaric salt of this compound is (2R, 3R, 4R)-3,4-dihydroxy-2-hydroxymethyl)pyrrolidinum
          (2S,3S)-3-carboxy-2,3-dihydroxy-propanoate.

     2.1.7 "Effective Date" shall mean the date of the last signature to this Agreement.

     2.1.8 "Field" shall mean any and all human therapeutic or diagnostic indications.

     2.1.9 "Intellectual Property Rights" shall mean discoveries, know-how, data and technical information owned and controlled by NOVO NORDISK related to the NOVO NORDISK proprietary information, patents and patent applications delineated in Appendix A (and in respect of Patent Cooperation Treaty applications, European Patent Convention applications or applications under similar administrative international conventions, patent applications in the listed or designated countries), as well as any and all patents derived from these patents and patent applications, including selection patents, continuations, continuations-in-part, continued prosecutions applications, divisionals, reissues, re-examinations, renewals, or extensions, of the listed patent rights or any legal equivalent thereof which have been or may be filed in any country for the full term or terms for which the same may be granted. Extensions shall include: (a) extensions under U.S. Patent Term Restoration Act; (b) extensions under Japanese Patent Law; (c) Supplementary Protection Certifications (SPCs) according to Council Regulation (EEC) No 1768/92 for members of the European Patent Convention and other countries in the European Economic Area, and (d) similar extensions under applicable law anywhere in the world.

     2.1.10 "Licensed Product(s)" shall mean any compound including but not limited to Compound, which is made, used, sold or offered for sale and/or imported in at least one country as a human therapeutic and that (a) is identified, discovered, made or developed, by AMICUS THERAPEUTICS for the benefit or on behalf of any Third Party, using a method covered by a Valid Claim of the Intellectual Property Rights, or (b) reasonably could not have been identified, discovered, made, used, developed, imported, offered for sale or been sold by AMICUS THERAPEUTICS but for the Intellectual Property Rights, or (c) is otherwise covered by a Valid Claim of the Intellectual Property Rights and would, in the absence of the License granted under this Agreement, infringe any Valid Claim. For the avoidance of doubt, Licensed Product includes compounds as described in the preceding sentence which are being made for and/or used in clinical trials in humans for the purpose of obtaining regulatory approval for use as an human therapeutic. Licensed Product also includes any Replacement Product(s) that may be developed under the Agreement.

     2.1.11 "NOVO NORDISK Data" as used herein, shall mean all NOVO NORDISK scientific and clinical/regulatory data relating to the use of Compound in humans.

     2.1.12 "Replacement Product" shall mean any Licensed Product which is a replacement for the Licensed Product or a potential Licensed Product.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL
      TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


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

     2.1.13 "Territory" shall mean all countries in the world.

     2.1.14 "Third Party", as used herein, shall mean all individuals or entities other than NOVO NORDISK and AMICUS THERAPEUTICS and any of their respective Affiliates and/ or sublicensees.

     2.1.15 "Valid Claim" shall mean a claim of any unexpired patent or patent application within Intellectual Property Rights so long as such claim shall not have been held invalid or unenforceable in a final decision rendered by tribunal of competent jurisdiction from which no appeal has been or can be taken.

3.   CONSIDERATIONS AND GRANT OF RIGHTS

3.1 NOVO NORDISK hereby grants to AMICUS THERAPEUTICS and its Affiliates an exclusive, worldwide, royalty-bearing license, with right to sublicense without restriction (provided that AMICUS THERAPEUTICS and its Affiliates remain responsible for the performance of their sublicensees), under the Intellectual Property Rights, to use, develop, promote, manufacture, have manufactured, market, register, package, distribute, sell, offer for sale, have sold, import, export and otherwise commercialize Licensed Products in the Field throughout the Territory (the "License"). NOVO NORDISK hereby also grants to AMICUS THERAPEUTICS the exclusive right and license to use the NOVO NORDISK Data in connection with regulatory filings with the U.S. Food and Drug Administration and other comparable international regulatory bodies for approval of the Licensed Products.

3.2 If NOVO NORDISK determines, after consultation with AMICUS THERAPEUTICS, that NOVO NORDISK controls or owns other Intellectual Property Rights as of the Effective Date, that are necessary for the development, use or manufacture of Licensed Products, then NOVO NORDISK shall to the extent legally possible include such other Intellectual Property Rights in the License granted under Article 3.1. If any such other Intellectual Property Rights are included in the License after the Effective Date, these shall be added to Appendix A together with the date for addition of them.

3.3 In consideration of the License granted hereunder to AMICUS THERAPEUTICS and its Affiliates, AMICUS THERAPEUTICS, its Affiliates or its sublicenses agree to pay to NOVO NORDISK the milestone payments and royalties set forth in this Article 3.3 and Article 3.4.

     a) A total of [***] USD [***] to be paid in full no later than fifteen business days after the Effective Date into an account in the bank defined in Article 3.5.

     b) A total of [***] USD [***] to be paid in full no later than fifteen business days after the IND filing in the US for each indication.

     c) A total of [***] USD [***] to be paid in full no later than fifteen business days after initiation of a Phase III clinical trial (the date of the Investigator's meeting) in the US for each indication.

     d) A total of [***] USD [***] to be paid in full no later than fifteen business days after filing of an NDA in the US for each indication.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL
      TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     e) A total of [***] USD [***] to be paid in full no later than fifteen business days after filing with EMEA for each indication.

     f) A total of [***] USD [***] to be paid in full no later than fifteen business days after filing for regulatory approval in Japan for each indication.

     g) A total of [***] USD [***] to be paid in full no later than fifteen business days after regulatory approval in the US for each indication.

     h) A total of [***] USD [***] to be paid in full no later than fifteen business days after regulatory approval in EMEA for each indication.

     i) A total of [***] USD [***] to be paid in full no later than fifteen business days after regulatory approval in Japan for each indication.

     The above milestone payments shall be payable once for the first Licensed Product achieving these milestones for an indication. AMICUS THERAPEUTICS shall also make milestone payments to NOVO NORDISK for each Replacement Product developed by AMICUS THERAPEUTICS and/or a sublicensee achieving milestones (d) through (i) for an indication, provided that each milestone payment amount shall be reduced by [***]. For the purposes of determining the satisfaction of these milestones, the category of diseases known as lysosomal storage diseases, and all classes of diseases within such category, shall be counted collectively as one indication (provided, however, that such disease is an orphan drug indication (US)), and all other human diseases shall each be counted individually as one indication.

3.4 Royalties will be payable by AMICUS THERAPEUTICS, its Affiliates or its sublicensees to NOVO NORDISK on a product to-by product and country by country basis until the last to expire of the NOVO NORDISK Intellectual Property Rights claiming the making, using, selling, offering to sell and/or import of such Licensed Product in such country. The Royalty rates shall be according to the following:

                           [table begins on next page]


[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL
      TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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

Table 1

LICENSED PRODUCT DESCRIPTION                                             ANNUAL NET SALES                ROYALTY
----------------------------                               -------------------------------------------   -------
Has Compound as an active component and the indication                 $25 million or less                  [***]%
is a lysosomal storage disease or other orphan drug (US)   > $25 million but less than or equal to $50      [***]%
indication:                                                                  million
                                                             > $50 million but less than or equal to        [***]%
                                                                           $100 million
                                                                          > $100 million                    [***]%

Has Compound as an active component and the indication                 $25 million or less                  [***]%
is other than a lysosomal storage disease or other         > $25 million but less than or equal to $50      [***]%
orphan drug (US) indication:                                                 million
                                                             > $50 million but less than or equal to        [***]%
                                                                           $100 million
                                                                          > $100 million                    [***]%

Has an Analogue of the Compound as an active component                 $25 million or less                  [***]%
and the indication is a lysosomal storage disease or       > $25 million but less than or equal to $50      [***]%
other orphan drug (US) indication:                                           million
                                                             > $50 million but less than or equal to        [***]%
                                                                           $100 million
                                                                          > $100 million                    [***]%

Has an Analogue of the Compound as an active component                 $25 million or less                  [***]%
and the indication is other than a lysosomal storage       > $25 million but less than or equal to $50      [***]%
disease or other orphan drug (US) indication:                                million
                                                             > $50 million but less than or equal to        [***]%
                                                                           $100 million
                                                                          > $100 million                    [***]%

Has neither the Compound nor an Analogue thereof as an                 $100 million or less                 [***]%
active component:                                                         > $100 million                    [***]%

     Notwithstanding the foregoing, if (a) AMICUS THERAPEUTICS and/or its Affiliates (and/or appertaining sublicensees, as the case may be) is required to obtain from any Third Party that is not an Affiliate or a sublicensee any licenses and/or sublicenses for patent rights in order to practice NOVO NORDISK Intellectual Property Rights in the Field or in order to develop, make, have made, use, import, offer for sale, sell, import, export or provide Licensed Products (including, without limitation, as a result of any claim referred to in subsection (b)), or (b) any claim is made against AMICUS THERAPEUTICS and/or its Affiliates (and/or appertaining sublicensees, as the case may be) alleging that the practice of the NOVO NORDISK Intellectual Property Rights in the Field infringes any Third Party patent rights, then AMICUS THERAPEUTICS and/or its Affiliates (and/or appertaining sublicensees, as the case may be) shall be entitled to credit, in the case of subsection (a), any payment by AMICUS THERAPEUTICS and/or its Affiliates (and/or appertaining sublicensees, as the case may be) of additional running royalties to such Third Party(ies), if any, on Licensed Products, and, in the case of subsection (b), [***] of any reasonable costs and expenses


[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL
      TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     (including, without limitation, attorneys' fees, but excluding any judgments or any settlements in connection with such claims) incurred by AMICUS THERAPEUTICS and/or its Affiliates (and/or appertaining sublicensees, as the case may be) in connection with any such infringement claim against the running royalty for the subject Licensed Products, in the appertaining country(ies) during the appertaining time period. However, not withstanding the above the minimum royalty payable by AMICUS THERAPEUTICS and its Affiliates and sublicensees to NOVO NORDISK shall never be reduced below [***] of the royalties set forth in this Article 3.4, Table 1 and which are payable for Licensed Product in the specific country or countries in question.

3.5 All payments required under this Agreement shall be made in US Dollars to the following bank account or to such account as NOVO NORDISK may, from time to time, notify AMICUS THERAPEUTICS in writing:

     Danske Bank,
     Copenhagen
     Account number: [***] send via the correspondent bank:

     Bank of America N.A.
     New York
     SWIFT code: BOFAUS3N.

3.6 Royalty Accounting. The tiered royalties under this Agreement shall be paid quarterly but calculated on an annual basis. Only a single royalty rate shall be applicable in any given year and that rate will be determined by the total Annual Net Sales. An adjustment to prior quarters in any given year shall be made in any subsequent quarter of the same year in which a threshold in a higher royalty bracket has exceeded. A yearend adjustment will be made, if a royalty threshold is exceeded in the fourth quarter.

3.7 Payments and Reports. Royalties payable pursuant to this agreement shall be due quarterly within forty five (45) days following the end of each calendar quarter for Annual Net Sales in such calendar quarter. All sales in foreign currencies shall be converted into United States dollars using the rate of exchange quoted by Bank of America and its successor(s) on the last business day of the calendar quarter in which the sales were made. Each such payment shall be accompanied by a statement of Annual Net Sales for the quarter (including number of units), applicable exchange rates and the calculation of royalty payable hereunder by Licensed Product and country. AMICUS THERAPEUTICS shall keep and shall cause its Affiliates and sublicensees to keep complete, true and accurate records for at least five
     (5) years for the purpose of showing the derivation of all milestone payments and royalties payable under this Agreement.

     3.7.1 NOVO NORDISK duly accredited representatives, which are reasonably acceptable to AMICUS THERAPEUTICS, shall have the rights to inspect and audit such records at any time with reasonable prior notice to AMICUS THERAPEUTICS or any of its Affiliates or sublicensees, but such right will not be exercised more often than once a year.

     3.7.2 Any adjustment required as a result of an audit conducted under this Article shall be made within thirty (30) days after the date on which NOVO NORDISK completed the audit. In the event of an underpayment by AMICUS THERAPEUTICS, its Affiliates and/or sublicensees, AMICUS THERAPEUTICS shall pay to NOVO NORDISK the amount underpaid plus interest (calculated on a daily basis) on the overdue payment from the date such payment was due to the date of actual payment an annual rate

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL
      TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

          equal to the discount rate ("diskontoen") of the Danish National Bank plus 2% (two percent). In case of overpayment by AMICUS THERAPEUTICS, ifs Affiliates and/or sublicensees, AMICUS THERAPEUTICS may, at its option, offset any future royalty payments payable to NOVO NORDISK by the amount of the overpayment. Each Party shall have five (5) years after receipt by NOVO NORDISK of any royalty paid by AMICUS THERAPEUTICS, its Affiliates and/or sublicenses pursuant to this Agreement to dispute the amount of any such royalty payment.

3.8 Transfer of NOVO NORDISK Data. NOVO NORDISK will transfer, and will instruct its contractors about transfer, of NOVO NORDISK Data to AMICUS THERAPEUTICS after AMICUS THERAPEUTICS has given NOVO NORDISK a written notice that AMICUS wishes to receive such NOVO NORDISK Data. NOVO NORDISK's obligations on transfer of data will cease six (6) months after the Effective Date. After this date NOVO NORDISK will in good faith consider fulfilling requests from AMICUS THERAPEUTICS regarding additional information. NOVO NORDISK will charge AMICUS THERAPEUTICS the costs associated with such requests at a cost basis. The contact person at NOVO NORDISK will be head of Scientific Licensing, Pierre Honore (pfh@novonordisk.com).

3.9 AMICUS THERAPEUTICS shall deliver a written annual report on each anniversary of the Effective Date covering the preceding year regarding the status of the NOVO NORDISK Intellectual Property Rights and the Licensed Products identified, discovered or developed fully or partly through the use of Intellectual Property Rights by AMICUS THERAPEUTICS. Such annual report shall include, as a minimum; (a) identification by code number of Licensed Products identified, discovered or developed, using a method covered in whole or in part by the Intellectual Property Rights, or which reasonably could not have been identified, discovered or developed but for the Intellectual Property Rights or which are otherwise covered by the Intellectual Property Rights, unless AMICUS THERAPEUTICS provides contemporaneous written evidence to NOVO NORDISK that such identification, discovery or development took place before the date of issue or grant of relevant Intellectual Property Rights; (b) the status of any submissions to a regulatory agency in any country concerning Licensed Product; the identity of Third Parties that AMICUS THERAPEUTICS has granted sublicensees to under this agreement to; and, (c) such additional material as NOVO NORDISK may reasonably request. NOVO NORDISK shall maintain the confidentiality of all such reports and shall not use the information therein for any purpose other than determining compliance of AMICUS THERAPEUTICS with the terms of this Agreement.

3.10 The AMICUS THERAPEUTICS contact person responsible for communicating with the NOVO NORDISK under the reporting requirements of this Agreement shall be the same as is given in Article 16 (NOTICES), unless AMICUS THERAPEUTICS designates otherwise to NOVO NORDISK in writing.

3.11 All payments due under this Agreement shall be made without deduction other than such amount as AMICUS THERAPEUTICS is required to deduct or withhold by law. When making any payment due under this Agreement, AMICUS THERAPEUTICS shall also pay any value added (or similar) tax which is payable. The sums payable by AMICUS THERAPEUTICS are non-creditable and non-refundable. The previous sentences of this Article notwithstanding, each Party undertakes to cooperate with the other Party to achieve the tax arrangements that are most favourable for both Parties.

3.12 In the event of any delay in effecting the payments due under this Agreement by the due date, AMICUS THERAPEUTICS, its Affiliates and sublicensees agree to pay

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL
      TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     to NOVO NORDISK interest (calculated on a daily basis) on the overdue payment from the date such payment was due to the date of actual payment an annual rate equal to the discount rate ("diskontoen") of the Danish National Bank plus 2% (two percent).

3.13 Under a purchase order separate from this Agreement, AMICUS THERAPEUTICS shall purchase and NOVO NORDISK shall sell and deliver to AMICUS THERAPEUTICS, [***] kg of the Compound, at a price of $[***] per gram. Such delivery shall be shipped no later than fifteen (15) calendar days after receipt of the purchase order. Payment terms and other terms for use of the Compound shall be established in such purchase order. NOVO NORDISK may require that a Materials Transfer Agreement is entered into in connection with such purchase.

4.   CONFIDENTIALITY

4.1 Neither Party shall publish, disclose or commit to any Third Party any information in whatever form concerning this Agreement and the license granted hereunder, nor shall it make any reference to this Agreement to any Third Party for five (5) years from the date of termination or expiration of this Agreement without the prior written consent of the other Party.

4.2 All information disclosed by one Party ("Disclosing Party") to the other Party ("Recipient") in oral, visual, written, or electronic form hereunder, including but not limited to, any technical or non-technical information concerning technical processes, specifications, instrumentation, chemical formulae, assays, techniques, sales and marketing information, material, or data related to this Agreement, ("Information"), shall be kept strictly confidential and shall not be disclosed by Recipient to any Third Party without the prior written and express consent of the Disclosing Party. Information disclosed in oral form shall be deemed Confidential Information only to the extent that it has been confirmed in writing to Disclosing Party and marked "confidential" within 30 (thirty) days after the date of oral disclosure.

4.3 Recipient shall not use the Information for any other purpose than performing its obligations under this Agreement; however AMICUS THERAPEUTICS shall be entitled to use Information for any regulatory purposes, including clinical trials.

4.4 The obligations of confidentiality described above in Articles 4.1 - 4.3 shall not apply to

     a) Information, which at the time of disclosure is already in the public domain;

     b) Information, which, after disclosure, becomes part of the public domain through no violation of this Agreement;

     c) Information, which Disclosing Party is able to prove has been disclosed to Recipient and which Recipient is able to prove has been in its possession of prior to disclosure. In this case, Recipient shall, in writing and within forty-five (45) days from the date of disclosure, demonstrate to the satisfaction of the Disclosing Party that it was in possession of such Information;

     d) Information, which is hereafter lawfully disclosed by a Third Party to the Recipient, which Information such Third Party did not acquire under a still effective obligation of confidentiality to the disclosing Party;

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL
      TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     e) Information, which can be demonstrated as independently developed or acquired by Recipient without reference to or reliance upon confidential Information defined in this Agreement, and as evidenced by Recipient's written records;

     f) Information disclosed to the extent required by law or regulation provided that Recipient shall give the Disclosing Party prompt written notice and sufficient opportunity to object, time permitting, to such disclosure.

4.5 Notwithstanding the foregoing, Recipient may disclose Information of the Disclosing Party to reliable employees, consultants and agents if necessary for exploiting the license granted under this Agreement or for a Party in order to fulfil its obligations under this Agreement, provided that such persons are bound by obligations of confidentiality and non-use to Recipient which are equal to the terms of this Agreement. Recipient shall ensure that such employees, consultants and agents be fully aware of the obligations of this Agreement and shall be responsible for any breach of these provisions by its employees, consultants and agents. Further, AMICUS THERAPEUTICS may disclose information relating to, or embodied by, NOVO NORDISK Intellectual Property Rights, as well as NOVO NORDISK Data to: manufacturing, distribution, marketing, co-development or other strategic or corporate partners or vendors, potential sublicensees, investors, board members, investment bankers, provided that such persons or entities are bound by obligations of confidentiality and non-use to AMICUS THERAPEUTICS which are equal to the terms of this Agreement. AMICUS THERAPEUTICS shall ensure that such persons or entities are fully aware of the obligations of this Agreement and shall be responsible for any breach of these provisions by such persons or entities.

5.   PUBLIC ANNOUNCEMENTS AND PUBLICATIONS

5.1 The Parties agree not to make, issue or release any public announcement, statement or acknowledgement of the existence of this Agreement without the prior written approval of the other Party. Such approval shall not be unreasonably withheld or delayed. NOVO NORDISK needs fourteen (14) calendar days for such approval.

5.2 The Parties agree that NOVO NORDISK has the rights to publish the papers as indicated in APPENDIX B.

6    PATENT FILING AND MAINTENANCE

6.1 NOVO NORDISK agrees to execute any and all papers necessary in connection with the applications set forth in Appendix A and any continuing divisional, reissue, reexamination or corresponding application thereof.

6.2 NNOVO NORDISK agrees to execute all papers necessary in connection with any interference which may be declared concerning the application or any continuing divisional, reissue, reexamination or corresponding application thereof and to cooperate with AMICUS THERAPEUTICS, in every reasonable way to obtain evidence and go forward with such interference.

6.3 AMICUS THERAPEUTICS shall be obliged at AMICUS THERAPEUTICS costs and expense to maintain and prosecute NOVO NORDISK Intellectual Property Rights until their expiry and AMICUS THERAPEUTICS shall have sole responsibility for the preparation, filing, prosecution, and maintenance of the Intellectual Property

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL
      TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     Rights. AMICUS THERAPEUTICS shall in good faith consider input from NOVO NORDISK with respect to prosecution and maintenance. For the avoidance of doubt, AMICUS THERAPEUTICS will pay for the continued filing of Intellectual Property Rights concerning Licensed Products.

7    ENFORCEMENT OF INTELLECTUAL PROPERTY RIGHTS

7.1 Notification. Should NOVO NORDISK become aware that a Third Party has been or is threatening to infringe any of the Intellectual Property Rights, or that a Third Party is challenging the validity of any Intellectual Property Rights, NOVO NORDISK shall give AMICUS THERAPEUTICS prompt written notice detailing as many facts as possible concerning such infringement or potential infringement or challenge to validity.

7.2 Enforcement. AMICUS THERAPEUTICS shall at its own cost and expense be responsible for taking action as AMICUS THERAPEUTICS - in any event after consulting with NOVO NORDISK - may deem necessary to prevent an infringement of the Intellectual Property Rights; to enforce the Intellectual Property Rights and to defend the NOVO NORDISK Intellecutal Property Rights against any action challenging the validity of the NOVO NORDISK Patent Rights. No settlement shall be made unless with the prior written approval of NOVO NORDISK. Any sums recovered in a suit or settlement shall belong to AMICUS THERAPEUTICS. However, AMICUS THERAPEUTICES shall not name NOVO NORDISK as a coparty in the enforcement and defense of the Intellectual Property Rights without the express written consent of NOVO NORDISK and AMICUS THERAPEUTICS shall hold harmless NOVO NORDISK from all reasonable costs and expenses of such litigation, including reasonable attorney's fees. In the event NOVO NORDISK as the owner of the Intellectual Property Rights has to be joined in a suit, NOVO NORDISK shall have the right to be represented by a counsel of its own choice.

7.3 Obligations. AMICUS THERAPEUTICS shall be obligated to enforce any of the Intellectual Property Rights covered by this Agreement at its own expense. AMICUS THERAPEUTICS can partially be released from such obligation according to Article 12.2.

8    PATENT VALIDITY

8.1 If any claim challenging the validity or enforceability of any Intellectual Property Rights shall be brought against NOVO NORDISK, NOVO NORDISK shall promptly notify AMICUS THERAPEUTICS. Article 9.2 shall govern the disposition of any such claim.

8.2 If any Third Party challenges the validity or enforceability of any of the Intellectual Property Rights, AMICUS THERAPEUTICS agrees not to suspend any payments due to NOVO NORDISK until such time as that patent in Intellectual Property Rights is determined to be invalid or unenforceable by final judgement of a governmental agency or a court of competent jurisdiction from which no appeal can be or has been taken.

9    REPRESENTATIONS AND WARRANTIES

9.1 NOVO NORDISK represents and warrants that, to the best of its knowledge, it has the right to grant the license in and to Intellectual Property Rights set forth in this

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL
      TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     Agreement, that the rights granted to AMICUS THERAPEUTICS, hereunder do not conflict with rights previously granted to any Third Party or any agreement to which NOVO NORDISK is bound, and that, to the best of its knowledge, there is no litigation pending or threatened with respect to the Intellectual Property Rights.

9.2  Nothing in this Agreement shall be construed as:

     9.2.1 A representation or warranty by NOVO NORDISK as to the patentability, validity, scope, or usefulness of Intellectual Property Rights; or

     9.2.2 A representation or warranty by NOVO NORDISK that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents or other proprietary rights not included in Intellectual Property Rights.

9.3 EXCEPT AS EXPRESSLY SET FORTH ABOVE, NOVO NORDISK EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, PERTAINING TO THE MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE INTELLECTUAL PROPERTY RIGHTS, LICENSED PRODUCTS, OR ANYTHING ELSE LICENSED, DISCLOSED, OR OTHERWISE PROVIDED TO AMICUS THERAPEUTICS UNDER THIS AGREEMENT. NOVO NORDISKS' TOTAL LIABILITY UNDER THIS AGREEMENT IS LIMITED TO THE COSTS AND FEES PAID BY AMICUS THERAPEUTICS TO NOVO NORDISK UNDER THIS AGREEMENT.

9.4 NOVO NORDISK warrants that NOVO NORDISK Data is transferred as is, i.e. AMICUS THERAPEUTICS will be responsible for finalising reports or document studies for the regulatory authorities. NOVO NORDISK will assist in tracing existing documents, data and or information available which are requested by such authorities under the terms and conditions described in Article 3.8.

10   GOVERNING LAW AND DISPUTES

10.1 Both Parties will use their best efforts to settle all matters in dispute amicably. All disputes and differences of any kind related to this Agreement, which cannot be solved amicably by the Parties, shall be referred to arbitration as described below.

10.2 All disputes arising out of or in connection with the present contract shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said Rules.

10.3 The arbitration shall take place in London, England, and shall be conducted in the English language. The award of the arbitrators shall be final and binding on both Parties. The Parties bind themselves to carry out the awards of the arbitrators.

10.4 This contract shall be construed and interpreted pursuant to the laws of Denmark to the exclusion of any rule that would refer the subject matter to another forum. The English wording in this Agreement shall prevail.

11   TERM AND TERMINATION

11.1 This Agreement shall be in full force and effect from the Effective Date and shall remain in effect until expiry of the last to expire patent of Intellectual Property Rights, unless otherwise terminated by operation of law or pursuant to the terms and conditions of this Agreement.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL
      TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

11.2 Either Party may terminate this Agreement on thirty (30) days written notice to the other Party ("the Notified Party") if any of the following events occur:

     (a) If the Notified Party is in breach of any of the material terms or obligations of this Agreement and such breach remains uncured for sixty (60) days following receipt by the Notified Party of written notice of such breach (if such default is cured within the cure period, such written notice shall be null and void), provided that, if the Notified Party can establish to the reasonable satisfaction of the other Party that it is diligently and actively pursuing a cure at the expiration of the cure period, and that the default is reasonably capable of being cured, then the cure period shall be extended for up to ninety (90) days from the date of receipt of the written notice of breach by the Notified Party. For the avoidance of doubt, in the event of a dispute whether a Party is in breach of the material terms and obligations of the Agreement and/or whether the cure period shall be extended, the dispute shall be resolved under Article 10. The Agreement shall not terminate until a final decision has been reached either by the Parties or under Arbitration as set forth in Article 10.

     (b) In the event the Notified Party shall have become bankrupt, or shall have made an assignment for the benefit of its creditors or there shall have been appointed a trustee or receiver of the Notified Party or for all or a substantial part of its property or any case or proceeding shall have been commenced or other action taken by or against the Notified Party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, or other similar act or law of any jurisdiction now or hereafter in effect and any such event shall have continued for ninety (90) days undismissed, unbonded and/or undischarged. All rights and license granted under this Agreement by one Party to the other Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, license of rights to "intellectual property" as defined under Section 101 (56) of the Bankruptcy Code. The Parties agree that the licensor under this Agreement shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code in the event of a bankruptcy by the other Party. The Parties further agree that in the event of the commencement of a bankruptcy proceeding by or against one Party under the Bankruptcy Code of their respective countries, the other Party shall be entitled to complete access to any such intellectual property pertaining to the rights granted in the licenses hereunder of the Party by or against whom a bankruptcy proceeding has been commenced and all embodiments of such intellectual property. However, if NOVO NORDISK is the bankrupt party, this above shall only apply to the extent this is allowed under the Danish Bankruptcy Code ("Konkursloven").

11.3 Lack of payments due to NOVO NORDISK under this License Agreement or in relation to maintenance, defending and enforcing the Intellectual Property Rights shall always be considered material breach.

11.4 AMICUS THERAPEUTICS may terminate this License Agreement in its entirety at any time upon one hundred and eighty (180) days written notice to NOVO NORDISK.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL
      TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

11.5 This Agreement, and the license granted to AMICUS THERAPEUTICS, may be terminated with effect immediately by NOVO NORDISK in the event that AMICUS THERAPEUTICS either directly or indirectly opposes, or assists any Third Party to oppose, the grant of any of the Intellectual Property Rights or disputes, or directly or indirectly assists any Third Party to dispute, the validity of any of the NOVO NORDISK Intellectual Property Rights.

11.6 The provisions under which this Agreement may be terminated shall be in addition to any and all other legal remedies which either Party may have for the enforcement of any and all terms hereof, and do not in any way limit any other legal remedy such Party may have.

11.7 Termination of this Agreement shall terminate all rights and licenses granted to AMICUS THERAPEUTICS relating to the Intellectual Property Rights.

12   TERMINATION OF CERTAIN INTELLECTUAL PROPERTY RIGHTS

12.1 AMICUS THERAPEUTICS shall be entitled to give NOVO NORDISK a written notice of ninety (90) days that AMICUS THERAPEUTICS wishes to exclude certain NOVO NORDISK Intellectual Property Rights from the license granted under this Agreement. In this case those NOVO NORDISK Intellectual Property Rights excluded from the license granted under this Agreement shall revert to NOVO NORDISK. The Parties shall enter into an amendment to this Agreement stating that Intellectual Property Rights continue to be included in the Agreement. The license granted under this Agreement shall continue to be in full force and effect with respect to this remaining part of the Intellectual Property Rights.

13   RIGHTS AND DUTIES UPON EXPIRATION OR TERMINATION

13.1 Upon termination of this Agreement, NOVO NORDISK shall have the right to retain any sums already paid by AMICUS THERAPEUTICS hereunder.

13.2 Expiration or termination of this Agreement shall terminate all outstanding grants, obligations and liabilities between the Parties arising from this Agreement, except those described in Articles 4, 5, 11.6, 11.7, 13, 14, 15 and 17 which shall survive expiration or any termination of the Agreement

13.3 The grant under Article 3 of this Agreement shall cease by termination of this Agreement and AMICUS THERAPEUTICS shall return its rights to NOVO NORDISK Intellectual Property Rights to NOVO NORDISK.

14   USE OF NAMES

14.1 Nothing contained in this Agreement shall be construed as conferring any rights to use in advertising, publicity or other promotional activities any name, trade name, trademark, or other designation of a party hereto, including any contraction, abbreviation, or simulation of any of the foregoing, unless the express written permission of the other party has been obtained. Each party hereby agrees not to use the names of the other party without prior written approval from such other party.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL
      TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

15   INDEMNIFICATION

15.1 AMICUS THERAPEUTICS agrees to indemnify, hold harmless, and defend NOVO NORDISK, its officers, employees and agents against any and all claims, suits, losses, damages, costs, fees and expenses resulting from or arising out of exercise of this Agreement, including, but not limited to, any damages, losses, or liabilities whatsoever with respect to death or injury to any person and damage to any property arising from the possession, use, or operation of Intellectual Property Rights by AMICUS THERAPEUTICS, including any infringement by AMICUS THERAPEUTICS of the intellectual property of a Third Party through AMICUS THERAPEUTICS' use or operation of Intellectual Property Rights. NOVO NORDISK shall indemnify AMICUS THERAPEUTICS in like manner with respect to any breach of the representations and warranties set forth in Article 9.

16   NOTICES

16.1 Any notice or other communication required or permitted to be given by either Party hereto shall be deemed to have been properly given and be effective upon the date of delivery if delivered in writing to the respective addresses set forth below, or to such other address as either party shall designate by written notice given to the other Party. If notice or other communication is given by facsimile transmission, said notice shall be confirmed by prompt delivery of the hard-copy original.

     If to NOVO NORDISK:        Attn: Pierre Honore,
                                Vice President Scientific Licensing
                                NOVO NORDISK A/S
                                Novo Alle
                                DK-2880 Bagsvaerd
                                Denmark
                                Fax: +45 44 42 13 13
                                Phone: +45 44 42 71 44

     with a copy to:            NOVO NORDISK A/S
                                Corporate Legal

                                Attn.: General Counsel
                                NOVO NORDISK A/S
                                Novo Alle
                                DK-2880 Bagsvaerd
                                Denmark
                                Fax: +45 44 98 06 70

     If to AMICUS THERAPEUTICS:

                                Attn.: John F. Crowley
                                Amicus Therapeutics, Inc.
                                President and CEO
                                675 U.S. Highway One
                                No. Brunswick, New Jersey USA 08902

     with a copy to:

                                Att.: Douglas A. Branch
                                Biotech Law Associates, P.C.
                                800 Research Parkway, Suite 310
                                Oklahoma City, Oklahoma USA 73104

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL
      TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     Or such other address as either Party may request in writing.

17   INSURANCE REQUIREMENTS

17.1 AMICUS THERAPEUTICS shall maintain general liability insurance including product liability and contractual liability coverage within the limits tied to the risks inherent in use of the Intellectual Property Rights. AMICUS THERAPEUTICS must declare whether the insurance is provided on a claims made form and must notify NOVO NORDISK if coverage is cancelled. If coverage is maintained by AMICUS THERAPEUTICS on Licensed Product(s) after termination or expiration of this Agreement, such coverage must continue to name NOVO NORDISK.

17.2 AMICUS THERAPEUTICS shall list NOVO NORDISK as an additional insured under each liability policy that AMICUS THERAPEUTICS shall have or obtain that includes coverage of claims relating to products or processes used, made or sold as a result of AMICUS THERAPEUTICS'exercise of the Intellectual Property Rights. This insurance clause shall survive the termination of this Agreement.

18   GENERAL

18.1 Assignment. The License Agreement may not be assigned by either party without the other party's consent. In the event a party gives its consent to an assignment of the License Agreement, the assignee shall not be entitled to exercise any rights or receive any benefits under the License Agreement until it has expressly assumed in writing to the other party the performance and obligations of all the assigning party's duties and obligations as set forth in the License Agreement. No such consent of the other party will be required for assignment of the License Agreement (a) in connection with the transfer or sale of all or substantially all of the business of such party to which the agreement relates to a Third Party, whether by merger, sale of stock, sale of assets or otherwise, or (b) to any Affiliate. However, in the event of assignment to a successor by merger or by sale of all or substantially all of a party's assets, such successor shall not be entitled to exercise any rights or receive any benefits from this License Agreement until it has expressly assumed in writing to the other party the performance and obligations of all the assigning party's duties and obligations as set forth in the License Agreement. Any assignment of the License Agreement which is not in accordance with the aforementioned shall be void.

18.2 AMICUS THERAPEUTICS shall have the rights to assign or transfer any or all of its rights or obligations under this Agreement at any time after AMICUS THERAPEUTICS has paid the consideration set forth in Article 3.3.a, so long as the obligations in Article 18.1. are fulfilled.

18.3 Article headings in this Agreement are for convenience only and do not affect its interpretation.

18.4 In the event that one or more provisions of this Agreement are invalid for any reason, the validity of the remaining provisions of this Agreement shall not be affected. The Parties agree to replace such invalid provisions or any gaps in the Agreement that might become evident, by new, valid provisions that correspond as closely as possible to the intended purpose of this Agreement.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL
      TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

18.5 The Confidentiality Agreement dated March 1st, 2005, the Stand Still Agreement dated April 1st, 2005 and the Material Transfer Agreement dated 4th of April, 2005 shall continue to be in full force and effect until the Effective Date of this Agreement on which date those agreements shall be terminated. Provisions of such agreements which according to the wording of the agreements survive termination shall continue to be in full force and effect notwithstanding the aforementioned termination.

18.6 No Waiver. The failure of any Party to enforce at any time any provision of this Agreement, or any right with respect thereto, or to exercise any election herein provided, shall in no way be considered to be a waiver of such provision, right or election, or in any way affect the validity of this Agreement. The exercise by any Party of any right or election under the terms or covenants herein shall not preclude or prejudice any party from exercising the same or any other right it may have under this Agreement, irrespective of any previous action or proceeding taken by the Parties hereunder.

18.7 Severability. Should a court of competent jurisdiction later consider any provision of this Agreement to be invalid, illegal, or unenforceable, it shall be considered severed from this Agreement. All other provisions, rights, and obligations shall continue without regard to the severed revision, provided that the remaining provisions of this Agreement are in accordance with the intention of the parties.

18.8 Amendment. This Agreement may only be amended in writing signed by duly authorised representatives of AMICUS THERAPEUTICS and NOVO NORDISK.

18.9 Interpretation. In this Agreement the headings are used for convenience only and shall not affect its interpretation. References to the singular include the plural and vice versa.

18.10 Further Action. Each party agrees to execute, acknowledge and deliver such further instruments, and do all further similar acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

18.11 Entire Agreement. Subject to Article 18.5 this Agreement sets out the entire agreement between the Parties relating to its subject matter and supersedes all prior oral or written agreements, arrangements or understandings between them relating to such subject matter. The confidentiality agreement, this exclusive license agreement and any amendments hereto are signed by AMICUS THERAPEUTICS on behalf of the company itself and its US based Affiliates.

18.12 Costs. Each party shall pay their own costs in connection with entering into this Agreement.

18.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL
      TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed in duplicate by their duly authorized representatives as of the date stated below.

Date: 5/26/05                           Date: 6/8/2005
AMICUS THERAPEUTICS, INC.               NOVO NORDISK A/S


/s/ John F. Crowley                     /s/ Peter Kurtzhals
-------------------------------------   ----------------------------------------
By: John F. Crowley                     By: Peter Kurtzhals
Title: Chairman and Chief Executive     Title: Senior Vice President and
       Officer                                 Head of Discovery


                                        /s/ Pierre Honore
                                        ----------------------------------------
                                        By: Pierre Honore
                                        Title: Vice President, Scientific
                                               Licensing

                                   APPENDIX A
                    ACTIVE PATENT FAMILIES RELATING TO NN4201

CASE NO.      PRIORITY DATE                           SCOPE                               ACTIVE MEMBERS
--------   ------------------   -------------------------------------------------   --------------------------
4172       March 9, 1994        EPO: Compounds of the formula (CHEMICAL FORMULA)    EP patent: CH, DE, FR, GB,
                                US: Pharmaceutical compositions comprising          SE (EP 749423)
                                (CHEMICAL FORMULA) or (CHEMICAL FORMULA)            US 5,863,903
                                Methods of treating diabetes or reducing liver      JP application
                                glucose production using said compositions

4573       September 8, 1995    EPO: Use of a compound of the formula (CHEMICAL     EP 858335 in force in CH,
                                FORMULA) in the manufacture of medicaments for      DE, FR, GB, SE.
                                inhibiting liver glucose production or inhibiting
                                liver glycogen phosphorylase. 42-1001               US 5,854,272
                                specifically for manufacturing of medicaments for   US 6,541,836
                                diabetes
                                                                                    JP 3043430

                                US 5,854,272: A method of treating diabetes or inhibiting liver glucose production by administration of a (CHEMICAL FORMULA) compound of the formula

                                US 6,541,836: A method or inhibiting liver
                                glycogen phosphorylase by administration of a
                                compound of the formula
                                (CHEMICAL FORMULA)
5243       May 6, 1997          Compounds of the formula                            US 6,046,214
                                (CHEMICAL FORMULA)
5841       March 15, 1999       Tatrate salt of 42-1001                             EP, JP applications
                                                                                    US 6,316,489

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL
      TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

CASE NO.      PRIORITY DATE                           SCOPE                               ACTIVE MEMBERS
--------   ------------------   -------------------------------------------------   --------------------------
5842       March 15,1999        Napsylate salt of 42-1001                           EP, JP applications
                                                                                    US 6,239,163

5941       September 29, 1999   Compounds of the formula (CHEMICAL FORMULA)         EP, JP and US applications
                                                                                    US 6,590,118

6261       November 8, 2000     Compositions comprising 41-1001 and other           Only in Denmark
                                anti-diabetica

                                NB Utility model

6474       October 28, 2002     The use of compounds of formula                     Applications in US and PCT
                                (CHEMICAL FORMULA), (CHEMICAL FORMULA), or          WO 04/037233
                                (CHEMICAL FORMULA) in the treatment of early
                                cardiac diseases

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL
      TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

APPENDIX B

NN4201 PUBLICATIONS    Responsible         Data on Compound       Authors (Initials) in random order       Journal
-------------------   -------------   -------------------------   ----------------------------------   ----------------
Safety package        Klaus Ryetved   All safety data on          KRYT, BEKI, NILD                     Arzneimittel /
                                      Compound                                                         Drug research

In vitro              Klaus Ryetved   VF/ECG data on Pathology,   KRYT, INSJ, NCBN, KF, (?)            Br. J. Pharmacol
                                      glycogen, and enzyme

In vivo/AMI           Niels C Berg    Biotrial report             BEKI, KF, KRYT, NCBN                 Circulation
                      Nyborg                                      and study director from Biotrial

Comparison to other   Keld Fosgerau   Comparison of data from     KRYT, NCBN, KF, BFH+ ?               Br. J. Pharmacol
compounds                             heart, including isolated
                                      muscle data.

                                                            Authors (Initials) in
NN4201 ABSTRACTS       Responsible       Data on Compound        random order        Journal
----------------   -------------------   ----------------   ---------------------   --------
In vitro           Keld Fosgerau         In vitro           KF, KRYT, NCBN?         ADA

In vivo            Niels C Berg Nyborg   In vivo            KF, KRYT                ADA
                                                            NCBN+?

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL
      TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.